UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2024

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 17, 2024, Tiago Lourenço notified National CineMedia, Inc. (“NCM, Inc.” or “the Company”) of his resignation from the Company’s Board of Directors (the “Board”), effective immediately. Mr. Lourenço’s resignation did not result from any disagreement with NCM, Inc. Mr. Lourenço was designated to the Board by Blantyre Capital Limited (“Blantyre Capital”) in accordance with the Director Designation Agreement (the “Designation Agreement”), dated August 7, 2023, between the Company, the Consenting Creditor Designation Committee (as defined in the Designation Agreement) and Blantyre Capital.
On May 22, 2024, the Board elected Nathan “Tripp” Lane as a member of the Board. Mr. Lane was appointed to fill the vacancy created by the resignation of Mr. Lourenço. Mr. Lane was designated by Blantyre Capital in accordance with the Designation Agreement.
Mr. Lane is the founder of Delancey Cove LLC, a consulting firm, where he has been an advisor, board member and interim manager for companies undergoing turnarounds and restructurings since 2017. Mr. Lane has also served as a director for a number of public and private companies since 2019, including as a non-executive director of Card Factory, PLC since 2020. Prior to Delancey Cove, Mr. Lane was an investment professional with BlueMountain Capital Management, LLC, a hedge fund, from 2015 to 2017, and a Principal at Apax Partners, L.P., a global private equity advisory firm, from 2006 to 2015 where he focused on investments in the consumer, retail and media industries. Mr. Lane holds a B.A. from Colgate University, an M.A. from the School of Advanced International Studies (SAIS), Johns Hopkins University, and an M.B.A. from The Wharton School, University of Pennsylvania.
Mr. Lane’s extensive experience serving as an advisor to companies in turnarounds and special situations and his experience investing in media companies qualifies him to serve on the Company’s Board of Directors.
The Board has determined that Mr. Lane is an independent director as determined by the rules of the Nasdaq Stock Market. There are no family relationships between Mr. Lane and any director or executive officer of the Company. Mr. Lane does not have any direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Lane will be eligible to receive compensation in accordance with the Company’s standard arrangements for non-employee directors, as described under “Non-Employee Director Compensation” in the Company’s definitive proxy statement filed on March 28, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: May 23, 2024	By:	/s/ Ronnie Y. Ng
Ronnie Y. Ng
Chief Financial Officer